As filed with the Securities and Exchange Commission on June 5, 2007
Registration No. 333-84275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	65-0707824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida
Telephone: (954) 308-4200
(Address of principal executive offices)

STREICHER MOBILE FUELING, INC. STOCK OPTION PLAN OPTIONS GRANTED PURSUANT TO EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN STREICHER MOBILE FUELING, INC. AND STANLEY H. STREICHER
(Full title of plan)

Richard E. Gathright
Chief Executive Officer and President
SMF Energy Corporation
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida
Telephone: (954) 308-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

S. Lee Terry, Jr.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to Registration Statement No. 333-84275 on Form S-8, filed with the Securities and Exchange Commission on August 2, 1999 (the “Original Registration Statement”).

On February 14, 2007, Streicher Mobile Fueling, Inc., a Florida corporation (“Streicher”), completed its reincorporation by merging with and into its wholly-owned subsidiary, SMF Energy Corporation, a Delaware corporation (“SMF”). SMF, as a result of the reincorporation merger of Streicher, is the successor to Streicher.

In January 2001, the Streicher Mobile Fueling, Inc. Stock Option Plan options granted pursuant to the executive employment agreement between Streicher Mobile Fueling, Inc. and Stanley H. Streicher, to which the Original Registration Statement relates, expired. Accordingly, SMF hereby removes and withdraws from registration all securities registered pursuant to the Original Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-84275 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 5, 2007.

SMF ENERGY CORPORATION

By:	/s/ Richard E. Gathright
Name:	Richard E. Gathright
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-84275 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard E. Gathright Richard E. Gathright	Chief Executive Officer and President, and Chairman of the Board (Principal Executive Officer)	June 5, 2007

/s/ Michael S. Shore Michael S. Shore	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	June 5, 2007

/s/ Wendell R. Beard Wendell R. Beard	Director	June 5, 2007

/s/ Larry S. Mulkey Larry S. Mulkey	Director	June 5, 2007

/s/ C. Rodney O’Connor C. Rodney O’Connor	Director	June 5, 2007

/s/ Robert S. Picow Robert S. Picow	Director	June 5, 2007

/s/ Steven R. Goldberg Steven R. Goldberg	Director	June 5, 2007

/s/ Nat Moore Nat Moore	Director	June 5, 2007